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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 (File No. _________) of our report dated January 24, 1997, except for Notes 17 and 18, for which the dates are February 15, 1997 and July 31, 1997, respectively, on our audits of the consolidated financial statements of American Business Information, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Company's Annual Report on Form 10-K/A.


                                        /s/ Coopers & Lybrand L.L.P.
                                        ------------------------------
                                        Coopers & Lybrand L.L.P.

Omaha, Nebraska
December 23, 1997